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         [LOGO] Vyteris

The Human Touch of Innovation(TM)


CONTACTS:
Michael G. McGuinness                             Melody A. Carey
Chief Financial Officer                           Rx Communications Group, LLC
Vyteris, Inc.                                     (917) 322-2571
(201) 703-2418


FOR IMMEDIATE RELEASE


                        VYTERIS ANNOUNCES STAFF REDUCTION

FAIR LAWN, NJ, JANUARY 31, 2006 - Vyteris Holdings (Nevada), Inc. (OTCBB: VYHN), today announced a 33 percent reduction in the Company's workforce. The workforce reduction is intended to optimize the Company's resources to meet its immediate commercial opportunities. It is also reflective of the Company's current inventory level of its LidoSite(TM) product. At present, Vyteris has enough LidoSite(TM) product in inventory to satisfy anticipated demand through December 2006.

ABOUT VYTERIS, INC.
Vyteris Holdings (Nevada), Inc. is a specialty pharmaceutical company organized to develop and manufacture pharmaceutical products based upon its advanced drug delivery technology. The Company's Actyve(TM) transdermal drug delivery (iontophoresis) technology delivers drugs comfortably through the skin using low-level electrical energy. This technology allows precise dosing, thus providing physicians and patients with control in the rate, dosage and pattern of delivery. The Company's LidoSite(TM) product provides dermal analgesia prior to venipuncture (IV catheter insertions, blood draws, etc.) and superficial dermatological procedures. LidoSite(TM) received marketing clearance from the U.S. Food and Drug Administration and is marketed by B. Braun Medical Inc. For more information visit www.vyteris.com.

LidoSite(TM) is a trademark of B. Braun Medical, Inc.

Actyve(TM) is a trademark of Vyteris Holdings (Nevada), Inc.

FORWARD-LOOKING STATEMENTS
Statements in this press release other than historical statements constitute "forward-looking statements". Such forward-looking statements are subject to material risks and uncertainties which could cause the Company's forward-looking statements to be materially inaccurate. The Company has described such risks and uncertainties under the caption "Risk Factors" in various filings made with the SEC, including those contained in the Company's Form 10-Q for the quarter ended September 30, 2005.

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